Exhibit 99.1

Oplink Reports Third Quarter Fiscal 2010 Financial Results

Fremont, Calif., — April 22, 2010 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its fiscal 2010 third quarter, ended March 31, 2010.

Revenues for the quarter were $33.6 million, as compared to $32.7 million reported for the second quarter of fiscal 2010. Net income for the third quarter of fiscal 2010 was $2.6 million, or $0.12 per diluted share, compared to $3.1 million, or $0.14 per diluted share, reported for the second quarter of fiscal 2010.

Non-GAAP net income for the third quarter of fiscal 2010 was $4.8 million, or $0.22 per diluted share, compared to non-GAAP net income of $5.7 million, or $0.26 per diluted share, reported for the second quarter of fiscal 2010. Third quarter of fiscal 2010 non-GAAP results exclude $1.3 million in stock compensation and $958,000 in amortization of intangible assets. Second quarter of fiscal 2010 non-GAAP results exclude $1.6 million in stock compensation and $945,000 in amortization of intangibles.

Oplink closed the quarter with cash, cash equivalents and investments of $184.8 million.

“Despite a shorter quarter, we reported solid revenue and earnings for the period,” commented Joe Liu, CEO of Oplink. “We continue to invest in expanding capacity and improving lead times to meet a stronger demand environment, but production ramp-up remains challenging due to labor and materials shortages. We expect improved capabilities in the coming quarters.”

Business Outlook for the Quarter Ending June 30, 2010

The Company expects to report revenues in the range of $35 million and $38 million and GAAP net income per diluted share in the range of $0.05 to $0.11. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, Oplink expects earnings per diluted share for the period to be in the range of $0.16 to $0.22.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, April 22, 2010. To access the conference call, dial 877-941-2068 or 480-629-9712 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on April 22, 2010 until 11:59 p.m. Pacific Time on April 29, 2010, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4285174#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the guidance given for anticipated results for the fourth quarter of fiscal year 2010 that involve risks and uncertainties that may cause results to differ substantially from expectations. These risks include, but are not limited to, the potential for a worsening of the downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink’s reliance upon third parties to supply components and materials for its products, intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2010	2009
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$44,057	$49,702
Short-term investments	125,704	115,774
Accounts receivable, net	28,866	29,023
Inventories	15,723	10,031
Prepaid expenses and other current assets	6,547	2,648

Total current assets	220,897	207,178

Long-term investments	15,000	3,180
Property, plant and equipment, net	31,821	30,318
Goodwill and intangible assets, net	7,201	8,848
Other assets	605	423

Total assets	$275,524	$249,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,806	$7,580
Accrued liabilities and other current liabilities	14,220	10,688
Accrued transitional costs for contract manufacturing	160	160

Total current liabilities	26,186	18,428

Non-current liabilities	4,971	3,492

Total liabilities	31,157	21,920

Stockholders’ equity	244,367	228,027

Total liabilities and stockholders’ equity	$275,524	$249,947

(1) The June 30, 2009 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	March 31	December 31	March 31	March 31	March 31
	2010	2009	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$33,623	$32,743	$30,805	$99,931	$111,368

Cost of revenues:
Cost of revenues	22,562	21,643	22,018	67,839	87,602
Stock compensation expense	81	88	108	268	352

Total cost of revenues	22,643	21,731	22,126	68,107	87,954

Gross profit	10,980	11,012	8,679	31,824	23,414

Operating expenses:
Research and development	2,574	2,268	2,477	7,067	8,544
Sales and marketing	2,077	1,923	1,817	6,086	6,019
General and administrative	1,924	1,810	2,331	5,455	7,699
Stock compensation expense	1,221	1,520	1,142	4,288	3,833
Impairment charge and other costs	—	—	—	—	10,829
Amortization of intangible and other assets	410	403	412	1,217	1,236

Total operating expenses	8,206	7,924	8,179	24,113	38,160

Income (loss) from operations	2,774	3,088	500	7,711	(14,746)
Interest and other income, net	292	193	297	759	2,637
Gain (loss) on sale/disposal of assets	4	214	(182)	342	(793)

Income (loss) before provision for income taxes	3,070	3,495	615	8,812	(12,902)
Provision for income taxes	(516)	(358)	(729)	(1,312)	(1,170)

Net income (loss)	$2,554	$3,137	$(114)	$7,500	$(14,072)

Net income (loss) per share:
Basic	$0.12	$0.15	$(0.01)	$0.36	$(0.68)

Diluted	$0.12	$0.14	$(0.01)	$0.35	$(0.68)

Shares used in per share calculation:
Basic	20,907	20,797	20,468	20,754	20,637

Diluted	21,792	21,694	20,468	21,563	20,637

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	March 31	December 31	March 31	March 31	March 31
	2010	2009	2009	2010	2009
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$2,554	$3,137	$(114)	$7,500	$(14,072)

Adjustments to measure non-GAAP:
Related to cost of revenues:
Provision for excess and obsolete inventory	—	—	—	—	4,065
Stock compensation expense	81	88	108	268	352
Amortization of intangible and other assets	548	542	538	1,632	1,622

Total related to cost of revenues	629	630	646	1,900	6,039

Related to operating expenses:
Stock compensation expense	1,221	1,520	1,142	4,288	3,833
Impairment charge and other costs	—	—	—	—	10,829
Amortization of intangible and other assets	410	403	412	1,217	1,236

Total related to operating expenses	1,631	1,923	1,554	5,505	15,898

Total related to net income (loss)	2,260	2,553	2,200	7,405	21,937

Non-GAAP net income	$4,814	$5,690	$2,086	$14,905	$7,865

Net income per share, non-GAAP:
Basic	$0.23	$0.27	$0.10	$0.72	$0.38

Diluted	$0.22	$0.26	$0.10	$0.69	$0.37

Shares used in per share calculation:
Basic	20,907	20,797	20,468	20,754	20,637

Diluted	21,792	21,694	20,761	21,563	21,026

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$10,980	$11,012	$8,679	$31,824	$23,414
Provision for excess and obsolete inventory included in cost of revenues	—	—	—	—	4,065
Stock compensation expense included in cost of revenues	81	88	108	268	352
Amortization of intangible and other assets included in cost of revenues	548	542	538	1,632	1,622

Non-GAAP gross profit	$11,609	$11,642	$9,325	$33,724	$29,453

GAAP gross margin rate	32.7%	33.6%	28.2%	31.8%	21.0%
Non-GAAP gross margin rate	34.5%	35.6%	30.3%	33.7%	26.4%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	March 31	March 31
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$7,500	$(14,072)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,918	5,469
Inventory adjustments	—	4,065
Impairment charge and other costs	—	10,829
Amortization of intangible and other assets	2,849	2,858
Stock compensation expense	4,556	4,185
(Gain) loss on sale/disposal of assets	(342)	793
Other	277	(829)
Change in assets and liabilities	(2,804)	7,481

Net cash provided by operating activities	16,954	20,779

Cash flows from investing activities:
Net purchases of investments	(20,718)	(4,165)
Net purchases of property and equipment	(2,036)	(2,952)
Acquisition of business, net of cash acquired	(3,698)	—

Net cash used in investing activities	(26,452)	(7,117)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,827	846
Repurchase of common stock	—	(3,356)

Net cash provided by (used in) financing activities	3,827	(2,510)

Effect of exchange rate changes on cash and cash equivalents	26	(594)

Net (decrease) increase in cash and cash equivalents	(5,645)	10,558

Cash and cash equivalents, beginning of period	49,702	72,001

Cash and cash equivalents, end of period	$44,057	$82,559